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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

              -----------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

              -----------------------------------------------------


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    AUGUST 21, 1996


                           SONUS PHARMACEUTICALS, INC.
               (Exact name of Registrant as specified in charter)


          DELAWARE                    0-26866                   95-4343413
(State or other jurisdiction        (Commission              (I.R.S. Employer
      of incorporation)             File Number)            Identification No.)


22026 20TH AVENUE, S.E., SUITE 102, BOTHELL, WASHINGTON           98021
        (Address of principal executive offices)                (Zip code)


Registrant's telephone number, including area code:           (206) 487-9500


                                 NOT APPLICABLE
         (Former name or former address, if changed, since last report)
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ITEM 5. OTHER EVENTS

         On July 29, 1996, the Board of Directors of SONUS Pharmaceuticals, Inc. (the "Corporation") approved the adoption of a Shareholder Rights Plan and on September 3, 1996 declared a dividend distribution of one Right for each outstanding share of the Corporation's Common Stock to stockholders of record on the close of business on August 23, 1996 (the "Dividend Date"). Each Right entitles the registered holder to purchase from the Corporation a unit consisting of one one-hundredth of a share (a "Unit") of Series A Junior Participating Preferred Stock, par value $0.001 per share (the "Preferred Stock"), at a purchase price of $140 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Corporation and U.S. Stock Transfer Corporation, as Rights Agent.

                  CERTIFICATES. Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to extension by the Board of Directors in certain circumstances, the Rights will separate from the Common Stock and a distribution date (the "Distribution Date") will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"); or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of Common Stock. Current 15% stockholders are excluded from the definition of an Acquiring Person until their respective beneficial ownership exceeds 30% or more of the outstanding shares of Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates; (ii) new Common Stock certificates issued will contain a notation incorporating the Rights Agreement by reference; and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.


                  EXPIRATION AND EXERCISE. The Rights are not exercisable until the Distribution Date and will expire at the close of business on August 23, 2006, unless earlier redeemed by the Corporation as described below.

                  As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

                  "FLIP-IN". In the event that, at any time following the Dividend Date, (i) the Corporation is the surviving corporation in a merger with an Acquiring Person and its Common Stock is not changed or exchanged; (ii) an Acquiring Person becomes the beneficial owner of more than 15% of the outstanding shares of Common Stock; (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement; or (iv) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's


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ownership interest being increased by more than 1% (e.g., a reverse stock split), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Corporation) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Corporation as set forth below.

                  For example, at an exercise price of $140 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $280 worth of Common Stock (or other consideration, as noted above) for $140. Assuming that the Common Stock had a per share value of $40 at such time, the holder of each valid Right would be entitled to purchase 7 shares of Common Stock for $140.

                  PERMITTED OFFER. A tender or exchange offer for all outstanding Common Stock at a price and on terms determined by the Board of Directors prior to the purchase to be adequate and in the best interests of the Corporation and its stockholders (other than the Acquiring Person) is a Permitted Offer under the Rights Agreement. A Permitted Offer does not trigger the exercisability of the Rights.

                  "FLIP-OVER". In the event that, at any time following the Stock Acquisition Date, (i) the Corporation is acquired in a merger or other business combination transaction in which the Corporation is not the surviving corporation; or (ii) 50% or more of the Corporation's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the third preceding paragraph are referred to as the "Triggering Events."

                  EXCHANGE FEATURE. At any time after any Person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such Person or group which will have become void), in whole or in part, at an exchange rate of one share of Common Stock (or a combination of cash, property, Common Stock or other securities having an equal value) per Right (subject to adjustment).

                  ADJUSTMENT FOR DILUTION. The purchase price payable, and the number of Units of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock; (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock; or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).


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                  With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

                  REDEMPTION. At any time until ten days following the Stock Acquisition Date (subject to extension by the Continuing Directors, as defined below), the Corporation may redeem the Rights in whole, but not in part, at a price of $.01 per Right. Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors. After the redemption period has expired, the Corporation's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 15% or less of the outstanding shares of the Common Stock in a transaction or series of transactions not involving the Corporation. Immediately upon the action of the Board of Directors ordering redemption of the Rights, with (where required) the concurrence of the Continuing Directors, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price. Rights are not exercisable while subject to redemption.

                  CONTINUING DIRECTORS. The term "Continuing Directors" means any member of the Board of Directors of the Corporation who was a member of the Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

                  STOCKHOLDER RIGHTS. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Corporation, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Corporation or for common stock of the acquiring company as set forth above.

                  AMENDMENTS. Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Corporation prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, with the concurrence of the Continuing Directors) in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         4.1 Rights Agreement, dated as of August 23, 1996 between SONUS Pharmaceuticals, Inc. and U.S. Stock Transfer Corporation, which includes as Exhibit A thereto a form of Certificate of Designation for the Preferred Stock, as Exhibit B thereto the Form of Rights Certificate and as Exhibit C thereto a Summary of Terms of Shareholder Rights Plan Rights Agreement, dated as of August 23, 1996, between SONUS Pharmaceuticals, Inc., a Delaware corporation and U.S. Stock Transfer Corporation (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A, dated August 23, 1996).

         20.1 Form of letter to SONUS Pharmaceuticals, Inc. stockholders to be dated September 3, 1996.

         99.1  Press Release, dated August 21, 1996.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SONUS PHARMACEUTICALS, INC.



Date:  August 23, 1996                 By:        /s/ Gregory Sessler
                                          -------------------------------------
                                          Gregory Sessler,
                                          Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit Number     Description
- --------------     -----------
     4.1           Rights Agreement, dated as of August 23, 1996 between
                   SONUS Pharmaceuticals, Inc. and U.S. Stock Transfer
                   Corporation, which includes as Exhibit A thereto a form of
                   Certificate of Designation for the Preferred Stock, as
                   Exhibit B thereto the Form of Rights Certificate and as
                   Exhibit C thereto a Summary of Terms of Shareholder Rights
                   Plan (incorporated by reference to Exhibit 1 to the Company's
                   Registration Statement on Form 8-A, dated August 23, 1996).

    20.1 Form of letter to SONUS Pharmaceuticals, Inc. stockholders to be dated September 3, 1996.

    99.1           Press Release, dated August 21, 1996.


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